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                                                                 Exhibit 24.1(c)

                               POWER OF ATTORNEY
                               -----------------

     The undersigned certifies that he is a Director of Unisource Worldwide, Inc. ("Unisource").

     The undersigned hereby appoints each of Hugh G. Moulton and Thomas A. Decker as his attorneys-in-fact, each with the power of substitution, to execute, on his behalf the foregoing Report on Form 10-K, and any and all amendments thereto, for filing with the Securities and Exchange Commission ("SEC"), and to do all such other acts and execute all such other documents which said attorney may deem necessary or desirable.

     Dated this 17th day of December, 1997

                                            /s/ Dana G. Mead
                                            ---------------------------
                                                Dana G. Mead

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